                                                                    Exhibit 10.1
                              Duquesne Light/DQE
                           Charitable Giving Program

                                 PLAN DOCUMENT

1.  PURPOSE OF THE PROGRAM

   The Duquesne Light/DQE Charitable Giving Program (the "Program") allows each eligible Director of Duquesne Light/DQE (the "Corporation") to recommend that the Corporation make a donation of $500,000 to the eligible (as defined in Section 5) tax-exempt organization(s) (the "Donee(s)") selected by the Director, with the donation to be made, in the joint names of the Director and the Corporation, in ten equal annual installments, with the first installment to be made as soon as is practicable after the Director's death. The purpose of the Program is to recognize the interest of the Corporation and its Directors in supporting worthy educational institutions and other charitable organizations.

2.  ELIGIBILITY

   All Directors of the Corporation who were serving as Directors on April 24, 1990 shall be eligible to participate in the Program. All Directors who join the Corporation's Board of Directors (the "Board") after that date shall be eligible to participate in the Program upon election to the Board.

3.  RECOMMENDATION OF DONATION

   When a Director becomes eligible to participate in the Program, he or she shall make a written recommendation to the Corporate Secretary, on a form approved by the Corporation for this purpose, designating the Donee(s) which he or she intends to be the recipient(s) of the Corporation's donation to be made on his or her behalf. A Director can revise his or her recommendation of a beneficiary by filing a new Beneficiary Recommendation Form with the Corporate Secretary. The Employment and Community Relations Committee of the Board (the "Employment and Community Relations Committee") must review and approve all new Donee(s) submitted by Directors who have not been previously approved as an eligible beneficiary. In addition, the Corporation reserves the right to select a different beneficiary if the recommended organization ceases to qualify as an eligible beneficiary, and if the Director does not file a new form recommending a qualifying organization before his or her death.

   If the Director recommends more than one organization and one ceases to qualify, the entire donation will be made to the other selected organization(s), but only if the Corporation can do so and still achieve the objective of the Program to have at least $300,000 (or 60% of the vested donation amount, if less) of the donation amount pass to institutions located within Allegheny and/or Beaver Counties. Otherwise, donations will be made to the other selected organization(s) to the extent possible within the objectives of the Program, with the balance of the donation amount to be donated, in the joint names of the Director and the Corporation, to organizations selected by the Employment and Community Relations Committee and reviewed at a meeting of the Board of Directors. In order for a recommendation or change of recommendation to be final, the Director must receive an acknowledged copy of the Beneficiary Recommendation Form from the Corporate Secretary.

4.  AMOUNT AND TIMING OF DONATION

   Subject to the vesting provisions set forth in Section 6, each eligible Director may choose one organization to receive a corporate donation of $500,000, or two or more organizations to receive donations aggregating $500,000. Each recommended organization must be designated to receive a donation of at least $50,000. The donation will be made by the Corporation in ten equal annual installments, with the first installment to be made as soon as is practicable after the Director's death. If a Director recommends more than one organization to receive a donation, each will receive a prorated portion of each annual installment. Each annual installment payment will be divided among the recommended organizations in the same proportions as the total donation amount has been allocated among the organizations by the Director.

5.  ELIGIBLE DONEES

   At least $300,000 (or 60% of the vested donation amount, if less) of the donation must be made to charities or educational institutions located within Allegheny and/or Beaver Counties in Pennsylvania. Donations to institutions located outside these counties are limited to U.S. colleges and universities or to U.S. entities organized to receive donations on behalf of foreign colleges and universities.

   Each designated charitable organization and each designated educational institution which is not a college or university must: (1) be located within Allegheny and/or Beaver Counties in Pennsylvania; (2) be recognized by the Internal Revenue Service as an organization to which deductible charitable contributions may be made; (3) be approved by the Employment and Community Relations Committee; and (4) be reviewed at a meeting of the Board of Directors.

   Each designated college or university must: (1) be either listed in the most recent issue of the Higher Education Directory published by the U.S. Department of Education or a U.S. entity organized to receive donations on behalf of and make grants to a foreign college or university; (2) be recognized by the Internal Revenue Service as an organization to which deductible charitable contributions may be made; (3) offer at least a two-year program of college level studies; (4) be approved by the Employment and Community Relations Committee; and (5) be reviewed at a meeting of the Board of Directors.

6.  VESTING

   A Director will be vested in the Program when he or she completes five years of Board service, or (a) in the event he or she dies while serving as a Director, or (b) as set forth in Section 10. For persons serving as Directors of the Corporation on April 24, 1990, service on that date and prior will count as vesting service. If a Director terminates Board service (other than due to death) before becoming vested, a reduced donation will be made on his or her behalf. The following vesting schedule will apply to determine the donation amount for which each Director is eligible:

   Service as a Director                    Donation Amount
---------------------------         ------------------------------
Less than 12 months                            $100,000
12-35 months                                    200,000
36-47 months                                    300,000
48-59 months                                    400,000
60 or more months                               500,000

7.  FUNDING AND PROGRAM ASSETS

   The Corporation may fund the Program or it may choose not to fund the Program. If the Corporation elects to fund the Program in any manner, neither the Directors nor their recommended Donee(s) shall have any rights or interests in any assets of the Corporation identified for such purpose. Nothing contained in the Program shall create, or be deemed to create, a trust, actual or constructive, for the benefit of a Director or any Donee recommended by a Director to receive a donation, or shall give, or be deemed to give, any Director or recommended Donee any interest in any assets of the Program or the Corporation. If the Corporation elects to fund the Program through life insurance policies, a participating Director agrees to cooperate and fulfill the enrollment requirements necessary to obtain insurance on his or her life.

8.  AMENDMENT OR TERMINATION

   The Board of Directors of the Corporation may, at any time, without the consent of the Directors participating in the Program, amend, suspend, or terminate the Program. However, once a Director becomes vested in the Program, the Program may not be amended, suspended or terminated with respect to such Director's vested rights without his or her consent.

9.  ADMINISTRATION

   The Program shall be administered by the Compensation Committee of the Board of Directors (the "Compensation Committee"). The Compensation Committee shall have plenary authority in its discretion, but subject to the provisions of the Program, to prescribe, amend, and rescind rules, regulations and procedures relating to the Program. The determinations of the Compensation Committee on the foregoing matters shall be conclusive and binding on all interested parties.

10.  CHANGE OF CONTROL

   If there is a Change of Control of the Corporation and the Program is not adopted on substantially equivalent terms by the new company, all participants serving as Directors at the time of the Change of Control shall become immediately vested in the Program, and, notwithstanding the provisions of Section 8, the Program shall not thereafter be amended or terminated by the company, or any successor thereto with respect to any person participating in the Program at the time of the Change of Control. For the purpose of the Program, a Change of Control shall mean the date upon which any of the following events occur: the stockholders of the Company approve an agreement or plan (a "Reorganization Agreement") providing for the Company to be merged, consolidated or otherwise combined with, or for all or substantially all its assets or stock to be acquired by, another corporation.

11.  GOVERNING LAW

   The Program shall be construed and enforced according to the laws of the Commonwealth of Pennsylvania, without regard to the conflict of laws and provisions thereof, and shall be administered according to the laws of said Commonwealth.

12.  EFFECTIVE DATE

   The effective date of this amendment and restatement of the Program is July 29, 1997. The recommendation of a Director will not be effective until he or she completes the Program enrollment requirements.

13.  BINDING EFFECT

   This Program shall be binding upon and inure to the benefit of the Corporation and eligible directors and their respective successors, assignors, heirs and legal representatives.

ATTEST:                                 DUQUESNE LIGHT COMPANY:



  /s/Diane S. Eismont                   BY:  /s/David D. Marshall
----------------------------------          ------------------------------
(Corporate Seal)  Secretary                 Title:  President and Chief
                                                    Executive Officer



ATTEST:                                 DQE:



 /s/Diane S. Eismont                    BY:  /s/David D. Marshall
----------------------------------          ------------------------------
(Corporate Seal)  Secretary                 Title:  President and Chief
                                                    Executive Officer


Originally effective:  April 24, 1990
Amended:  July 29, 1997